Exhibit 99.1

JELD-WEN announces $800 million senior notes offering

Charlotte, N.C. – December 4, 2017 – JELD-WEN Holding, Inc. (“JELD-WEN”) (NYSE: JELD) today announced that its direct, wholly-owned subsidiary, JELD-WEN, Inc. (the “Issuer”), plans to conduct an offering of $400 million in aggregate principal amount of senior notes due 2025 (the “2025 Notes”) and $400 million in aggregate principal amount of senior notes due 2027 (the “2027 Notes” and together with the 2025 Notes, the “Notes”) in a private placement exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), subject to market conditions.

The Notes will be guaranteed by each of the Issuer’s existing and future direct or indirect domestic subsidiaries that guarantees indebtedness under its term loan agreement (as amended from time to time, the “Term Loan Credit Agreement”), and the asset-based revolving credit agreement (as amended from time to time, the “ABL Credit Agreement”) under which the Issuer and JELD-WEN of Canada, Ltd. are borrowers, subject to certain exceptions. The Issuer intends to use the net proceeds from the offering, together with cash on hand, to partially repay its outstanding indebtedness under the Term Loan Credit Agreement in connection with extending the maturities of the existing Term Loan Credit Agreement and ABL Credit Agreement. Net proceeds will also be used to pay related transaction fees and expenses and for general corporate purposes.

The Notes will be offered in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act, and to certain non-U.S. persons in transactions outside of the United States in reliance on Regulation S under the Securities Act. The Notes will not be registered under the Securities Act or the securities laws of any state or jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to purchase the Notes, nor shall there be any sale of the Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About JELD-WEN

JELD-WEN founded in 1960, is one of the world’s largest door and window manufacturers, operating over 120 manufacturing facilities in 19 countries located primarily in North America, Europe and Australia. Headquartered in Charlotte, North Carolina, JELD-WEN designs, produces and distributes an extensive range of interior and exterior doors, wood, vinyl and aluminum windows and related products for use in the new construction and repair and remodeling of residential homes and non-residential buildings. JELD-WEN is a recognized leader in manufacturing energy-efficient products and has been an ENERGY STAR® Partner since 1998. Our products are marketed globally under the JELD-WEN® brand, along with several market-leading regional brands such as Swedoor® and DANA® in Europe and Corinthian®, Stegbar®, and Trend® in Australia.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact contained in this press release are forward-looking statements, including all statements regarding the offering of the Notes. Forward-looking statements are generally identified by our use of forward-looking terminology such as “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intend”, “may”, “might”, “plan”, “potential”, “predict”, “seek”, or “should”, or the negative thereof or other variations thereon or comparable terminology. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans, expectations, assumptions, estimates, and projections of our management. Although we believe that these statements are based on reasonable expectations, assumptions, estimates and projections, they are only predictions and involve known and unknown risks, many of which are beyond our control, that could cause actual outcomes and results to be materially different from those indicated in such statements.

Our actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including, but not limited to, the factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2016, and our Quarterly Reports on Form 10-Q, both filed with the Securities and Exchange Commission

The forward-looking statements included in this press release are made as of the date hereof, and except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date of this release.

Contacts

Investor Relations:

John Linker

+1.704.378.7007

investors@jeldwen.com

Media Relations:

Gary Rubin,

+1-503-488-4443

JELD-WEN@cmdagency.com